Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-130147, 333-141207 and 333-161352 on Form S-8, and Registration Statement Nos. 333-147433, 333-163813 and 333-171136 on Form S-3 of our reports dated February 17, 2011, relating to the consolidated financial statements and financial statement schedules of International Coal Group, Inc. and subsidiaries, and the effectiveness of International Coal Group, Inc.’s and subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K of International Coal Group, Inc. for the year ended December 31, 2010.

Cincinnati, Ohio
February 17, 2011